    Exhibit 10.2

AMENDMENT TO MANAGEMENT AND SERVICES AGREEMENT

This AMENDEDMENT TO MANAGEMENT AND SERVICES AGREEMENT (this "Agreement") is made as of October 23, 2019, effective as of March 1, 2019, by and between Exactus, Inc. (the "Company"), a Nevada corporation, Ceed2Med, LLC (“C2M”), a Florida limited liability company, Vladislav Yampolsky (“Yampolsky”), Jamie Goldstein (“Goldstein”) and Emiliano Aloi (“Aloi”, and together with the Company, C2M, Yampolsky and Goldstein, the “Parties”)).

RECITALS

WHEREAS, the Parties entered into the Management and Services Agreement on July 31, 2019 (the “Original Agreement”), and desire to amend the Original Agreement;

WHEREAS, the Parties believe that it is in their mutual best interests to amend the Original Agreement in order to avoid any ambiguities and to reflect the Parties agreement and as such are entering into this Amended and Restated Agreement and Plan of Merger;

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.
Section 2 is hereby amended by adding the following project management and operational support services:

Oversee all flower, trim, drying, storage and shipping.

Arrange white label manufacture and production services.

Interface with law enforcement for regulatory compliance.

If required, handle shipping and waybills, including under any licenses or permits issued to C2M and submit applications for licenses and permits if required by the Company.

Negotiate with the minority owners an amendment to the Operating Agreement of EOW for distribution and allocation to provide for up to 100% (from 50.1%) of the results of operations of the 2019 harvest to enure to the benefit of the Company by amendment of the payments schedule and distribution provisions curing and waiving any defaults or potential defaults.

2.
Section 4 of the Original Agreement is hereby amended as follows:

“Vesting Condition” 2 is hereby deleted and replaced with the following;

2) C2M shall have taken steps to prepare for manufacture and delivery of product against Purchase Order No. 001 (not less than $150,000 of which will be delivered on or prior to June 30, 2019 and 90% of which will be delivered on or prior to December 31, 2019).

3.
Section 7 of the Original Agreement is hereby amended by deleting December 31, 2019 and replaced with December 31, 2024.

4.
Except as otherwise set forth herein, the terms and provisions of the Original Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Management Agreement as of the date first above written. Signed this 23 day of October 2019.

EXACTUS, INC.

By: /s/ Emiliano Aloi
Name: Emiliano Aloi
Title: Chief Executive Officer

CEED2MED, LLC

By: /s/ Kenneth Puzder
Name: Kenneth Puzder
Title: Chief Financial Officer

JAMIE GOLDSTEIN

By: /s/ Jamie Goldstein

VADISLAV YAMPOLSKY

By: /s/ Vadislav Yampolsky

EMILIANO ALOI

By: /s/ Emiliano Aloi